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[Letterhead of Ernst & Young]

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 29, 2004 (except for Note 17(d), as to which the date is February 21, 2005), in the Registration Statement on Form F-1 and related Prospectus of Diana Shipping Inc. (formerly Diana Shipping Investment Corp.) for the registration of 12,375,000 shares of its common stock.

/s/ Ernst & Young
Athens, Greece
February 25, 2005

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[Letterhead of Ernst & Young]
Consent of Independent Registered Public Accounting Firm